UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1
to
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2009
AMICAS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Guest Street, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Amendment No. 1 to Current Report on Form 8-K is to amend the Current Report on Form 8-K filed by the Registrant on April 3, 2009 in which the Registrant reported its acquisition of Emageon Inc, by providing the financial statements and pro forma financial information required by Item 9.01(a) and Item 9.01(b) of Form 8-K
Item 9.01 (a). Financial Statements of Businesses Acquired.
Pursuant to Rule 3-05(b) of Regulation S-X (17 CFR 210.3-05(b)), the Emageon Inc. consolidated Financial Statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, and the related report of its independent auditor are incorporated into Exhibit 99.1 herein by reference from Emageon Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, File No. 000-51149, which was filed with the SEC on March 26, 2009.
Item 9.01 (b). Pro Forma Financial Information.
Pursuant to Article 11 of Regulation S-X (17 CFR 210), the AMICAS, Inc. unaudited pro forma condensed combined balance sheet as of March 31, 2009 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and for the three months ended March 31, 2009 and the notes to such unaudited pro forma condensed combined financial information are attached hereto as Exhibit 99.2 and incorporated herein by reference

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2009	AMICAS, INC.
	By:	/s/ Craig Newfield
Craig Newfield
General Counsel & Secretary

(c) Exhibits
The following exhibits are filed as part of this report:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

99.1	Emageon Inc. Consolidated Financial Statements as of December 31, 2008 and 2007 and for the years ended December 30, 2008, 2007 and 2006 and the related report of its independent auditor are incorporated herein by reference from Emageon Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, File No. 000-51149, which was filed with the SEC on March 26, 2009.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet of AMICAS as of March 31, 2009 and Unaudited Pro Forma Condensed Combined Statement of Operations of AMICAS for the year ended December 31, 2008 and for the three months ended March 31, 2009 and the notes to such unaudited pro forma condensed combined financial statements.